UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

YesDTC Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-155178	27-2501561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Beale Street Suite 613 San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 922-2560

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2012, the director and CEO of YesDTC Holdings, Inc. (the “Company”), Joseph Noel, tendered his resignation of all offices of the Company and resigned as the Company’s sole director.

On February 23, 2012, Chief Financial Officer of the Company, William Bush, tendered his resignation as Chief Financial Officer.

As of this date of this filing, all directors and officers of the Corporation have resigned their positions.

Item 8.01 Other Events.

On February 23, 2012, the Company was notified buy its licensor for the MotorBooster fuel catalyst product the licensing agreement between the two entities was being terminated due to lack of progress in marketing the product. As a result, YesDTC holdings will no longer pursue this line of business.

As of February 23, 2012, YesDTC Holdings Inc. will cease business operations due to its inability to secure adequate financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YESDTC HOLDINGS, INC.

Date: February 27, 2012	By:	/s/ Joseph A. Noel
Name: Joseph A. Noel
Title: Chief Executive Officer